UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(D) of the
                         Securities Exchange Act Of 1934

         Date of Report (Date of earliest event reported): July 18, 2002

                         ALLIANCE FINANCIAL CORPORATION
             (Exact name of registrant as specified in its charter)

           New York                        0-15366               16-1276885
(State or Other Jurisdiction of   (Commission File Number)    (I.R.S. Employer
        Incorporation)                                       Identification No.)

 120 Madison Street, Syracuse, New York                             13202
(Address of Principal Executive Offices)                         (Zip code)

                                 (315) 475-4478
              (Registrant's Telephone Number, Including Area Code)

         --------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

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Item 5. Other Events and Regulation FD Disclosure

      The Board of Directors of Alliance Financial Corporation (Nasdaq: ALNC), a New York corporation (the "Company"), has authorized the repurchase of up to 100,000 shares, or approximately 3 percent, of its outstanding common stock during the period from July 18, 2002 through January 17, 2003. This proposed repurchase replaces the Company's previously authorized 300,000 share annual repurchase program. The shares may be repurchased from time to time, in accordance with applicable securities laws, in open-market or privately negotiated transactions over the course of the next 6 months. The shares will be purchased at prevailing market prices from time to time during the repurchase period depending upon market conditions.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            ALLIANCE FINANCIAL CORPORATION


Date: July 30, 2002                         By:  /s/ Jack H. Webb
     --------------                            ---------------------------------
                                               Name: Jack H. Webb
                                               Title: Chairman, President & CEO